Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

LiNiu Technology Group (F/K/A Iao Kun Group Holding Company Limited)

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of LiNiu Technology Group and its subsidiaries (“the Company”) of our report dated April 28, 2017, relating to the Company’s consolidated financial statements as of December 31, 2016 and 2015 and for the three years ended December 31, 2016 which appears in the annual report on Form 20-F.

/S/ UHY LLP

New York, New York

August 24, 2017